Exhibit 99.1
Bright Horizons Family Solutions Reports Financial Results for the Third Quarter of 2025
NEWTON, MA - (BUSINESS WIRE) - October 30, 2025 - Bright Horizons Family Solutions® Inc. (NYSE: BFAM) today announced financial results for the third quarter of 2025 and provided updated financial guidance for 2025. Bright Horizons is a leading provider of high-quality early education and child care, family care solutions, and workforce education services designed to support working families and client employees across life and career stages.
Third Quarter 2025 Highlights (compared to Third Quarter 2024):
•Revenue of $803 million (increase of 12%)
•Income from operations of $121 million (increase of 35%)
•Net income of $79 million and diluted earnings per common share of $1.37 (increases of 43% and 46%, respectively)
Non-GAAP financial measures
•Adjusted EBITDA* of $156 million (increase of 29%)
•Adjusted income from operations* of $124.5 million (increase of 39%)
•Adjusted net income* of $90 million and diluted adjusted earnings per common share* of $1.57 (increases of 39% and 41%, respectively)
“We posted a strong third quarter that again highlights the value of our unique employer sponsored model,” said Stephen Kramer, Chief Executive Officer. “Back-Up Care outperformance was driven by higher utilization among client employees supported by increased supply of owned and third-party care providers. Full-Service also progressed with improvements in enrollment and margins. As we close out the year, our scale of client partners, growing diversity of offerings and broad supply network provide us with a strong foundation to reach more employees and deepen relationships with employers heading into 2026.”
Third Quarter 2025 Results
Revenue increased by $83.7 million, or 12%, to $802.8 million in the third quarter of 2025 from the third quarter of 2024, primarily due to increased utilization of back-up care, as well as enrollment gains and tuition price increases at our centers.
Income from operations was $120.8 million for the third quarter of 2025 compared to $89.4 million for the third quarter of 2024, an increase of 35%. The increase in income from operations is primarily related to incremental gross profit contributions resulting from higher utilization of services in our back-up care segment, as well as enrollment growth and margin improvement in our full service center-based child care segment. Net income was $78.6 million for the third quarter of 2025 compared to $54.9 million for the third quarter of 2024, an increase of 43%, due to the increase in income from operations noted above and a lower effective tax rate. Diluted earnings per common share was $1.37 for the third quarter of 2025 compared to $0.94 for the third quarter of 2024.
In the third quarter of 2025, adjusted EBITDA* increased by $35.1 million, or 29%, to $156.1 million, and adjusted income from operations* increased by $35.1 million, or 39%, to $124.5 million from the third quarter of 2024, due to increased contributions from both the back-up care segment and full service center-based child care segment. Adjusted net income* increased by $25.2 million, or 39%, to $90.1 million, as a result of the increase in adjusted income from operations and lower debt interest expense. Diluted adjusted earnings per common share* was $1.57 for the third quarter of 2025 compared to $1.11 for the third quarter of 2024.
As of September 30, 2025, the Company operated 1,013 early education and child care centers with the capacity to serve approximately 115,000 children.
*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), which are commonly referred to as “non-GAAP financial measures.” Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation, and amortization) adjusted to exclude stock-based compensation expense and non-recurring costs, such as debt refinancing costs, and lease termination costs, and, at times, other non-recurring costs such as transaction costs and impairment costs. Adjusted income from operations represents income from operations, as determined in accordance with GAAP, adjusted to exclude non-recurring costs, such as debt refinancing costs, and lease termination costs and, at times, other non-recurring costs such as transaction costs and impairment costs. Adjusted net income represents net income, as determined in accordance with GAAP, adjusted to exclude amortization, stock-based compensation expense, and non-recurring costs, such as debt refinancing costs, lease termination costs, interest related to pre-acquisition obligations, and the income tax provision (benefit) thereon, and, at times, other non-recurring costs such as transaction costs and impairment costs. Diluted adjusted earnings per common share is calculated using adjusted net income. These non-GAAP financial measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” respectively.
Balance Sheet and Liquidity
At September 30, 2025, the Company had $116.6 million of cash and cash equivalents and $411.8 million available for borrowing under our revolving credit facility. In the nine months ended September 30, 2025, we generated $202.8 million of cash from operations, compared to $216.8 million for the same period in 2024, and made net investments totaling $63.5 million, compared to $92.7 million for the same period in the prior year.
2025 Outlook
Based on current trends and expectations, we currently expect fiscal year 2025 revenue to be approximately $2.925 billion and diluted adjusted earnings per common share to be in the range of $4.48 to $4.53. The Company will provide additional information on its outlook during its earnings conference call.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET to discuss the results for the third quarter of 2025, as well as the Company’s updated business outlook and strategy. Interested parties are invited to listen to the conference call by dialing 1-844-539-3703, or for international callers, 1-412-652-1273, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer. Replays of the entire call will be available through November 13, 2025 at 1-844-512-2921, or for international callers, at 1-412-317-6671, conference ID #13752642. A link to the audio webcast of the conference call and a copy of this press release are also available through the Investor Relations section of the Company’s web site, investors.brighthorizons.com.
Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, operating expectations, execution and delivery of our services and solutions, business trends, value of our model, our offerings, our future growth opportunities, enrollment levels and full-service margins, back-up care use, our provider network, long-term growth strategy, estimated effective tax rate, tax expense, our future business and financial performance, client partners and relationships, use and impact of our services, and our 2025 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care, dependent care and other workplace solutions, including variations in enrollment trends and lower than expected demand from employer sponsor clients as well as variations in workforce demographics and work environments; the constrained labor market for teachers and staff and ability to hire and retain talent, including the impact of increased compensation and labor costs; the availability or lack of government support programs, and the impact of available government child care benefit programs; our ability to respond to changing client and customer needs; competition in our industry, the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; changes in general economic, political, business and financial market conditions and other macroeconomic events and uncertainty, including the impact of inflation and interest rate fluctuations; fluctuations in currency exchange rates; the effects of a cyber-attack, data breach or other security incident on our information technology system or software or those of our third party vendors; changes in tax rates or policies; impacts to our brand or reputation; litigation-related and insurance risks, changes in laws and regulations; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on February 27, 2025, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Financial Measures
In addition to the results provided in accordance with GAAP throughout this press release, the Company has provided certain non-GAAP financial measures that present operating results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers. Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We believe that these non-GAAP financial measures provide investors with useful information with respect to our historical operations. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.
With respect to our outlook for diluted adjusted earnings per common share, we do not provide the most directly comparable GAAP financial measure or corresponding reconciliation to such GAAP financial measure on a forward-looking basis. We are unable to predict with reasonable certainty and without unreasonable effort certain items such as the timing and amount of net excess income tax benefits or shortfalls, future impairments, lease termination costs, transaction costs, and other non-recurring costs, as well as gains or losses from the early retirement of debt and the outcome from legal proceedings. These items are uncertain, depend on various factors outside our management’s control, and could significantly impact, either individually or in the aggregate, our future period earnings per common share as calculated and presented in accordance with GAAP.
For more information regarding adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share, refer to the reconciliation of GAAP financial measures to the non-GAAP financial measures in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
About Bright Horizons Family Solutions Inc.
Bright Horizons® is a leading global provider of high-quality early education and child care, back-up care, and workforce education services. For more than 35 years, we have partnered with employers to support workforces by providing services that help working families and employees thrive personally and professionally. Bright Horizons operates more than 1,000 early education and child care centers in the United States, the United Kingdom, the Netherlands, Australia and India, and serves more than 1,450 of the world’s leading employers. Bright Horizons’ early education and child care centers, back-up child and senior care, and workforce education programs help employees succeed at each life and career stage. For more information, go to www.brighthorizons.com.
Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Michael Flanagan
Group Vice President - Strategic Finance - Bright Horizons
michael.flanagan@brighthorizons.com
617-673-8720

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,
	2025	%	2024	%
Revenue	$802,812	100.0%	$719,099	100.0%
Cost of services	585,763	73.0%	537,564	74.8%
Gross profit	217,049	27.0%	181,535	25.2%
Selling, general and administrative expenses	94,726	11.8%	89,499	12.4%
Amortization of intangible assets	1,477	0.1%	2,640	0.4%
Income from operations	120,846	15.1%	89,396	12.4%
Interest expense — net	(12,212)	(1.6)%	(11,613)	(1.6)%
Income before income tax	108,634	13.5%	77,783	10.8%
Income tax expense	(30,082)	(3.7)%	(22,878)	(3.2)%
Net income	$78,552	9.8%	$54,905	7.6%

Earnings per common share:
Common stock — basic	$1.38		$0.95
Common stock — diluted	$1.37		$0.94

Weighted average common shares outstanding:
Common stock — basic	56,927,187		58,062,009
Common stock — diluted	57,377,773		58,701,618

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Nine Months Ended September 30,
	2025	%	2024	%
Revenue	$2,199,909	100.0%	$2,011,867	100.0%
Cost of services	1,644,573	74.8%	1,532,792	76.2%
Gross profit	555,336	25.2%	479,075	23.8%
Selling, general and administrative expenses	281,421	12.8%	264,544	13.1%
Amortization of intangible assets	4,745	0.2%	16,139	0.8%
Income from operations	269,170	12.2%	198,392	9.9%
Interest expense — net	(33,118)	(1.5)%	(37,307)	(1.9)%
Income before income tax	236,052	10.7%	161,085	8.0%
Income tax expense	(64,676)	(2.9)%	(50,017)	(2.5)%
Net income	$171,376	7.8%	$111,068	5.5%

Earnings per common share:
Common stock — basic	$3.00		$1.92
Common stock — diluted	$2.97		$1.90

Weighted average common shares outstanding:
Common stock — basic	57,188,938		57,970,587
Common stock — diluted	57,680,543		58,483,404

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$116,604	$110,327
Accounts receivable — net	246,653	283,336
Prepaid expenses and other current assets	91,441	102,368
Total current assets	454,698	496,031
Fixed assets — net	585,534	572,939
Goodwill	1,819,238	1,762,683
Other intangible assets — net	194,727	197,575
Operating lease right-of-use assets	721,201	725,897
Other assets	108,749	95,194
Total assets	$3,884,147	$3,850,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$28,500
Current portion of revolving credit facility	169,321	—
Accounts payable and accrued expenses	280,913	304,541
Current portion of operating lease liabilities	107,328	102,090
Deferred revenue	243,404	305,098
Other current liabilities	40,171	39,170
Total current liabilities	841,137	779,399
Long-term debt — net	747,525	918,449
Operating lease liabilities	724,327	743,562
Other long-term liabilities	117,681	110,214
Deferred income taxes	26,024	20,299
Total liabilities	2,456,694	2,571,923
Total stockholders’ equity	1,427,453	1,278,396
Total liabilities and stockholders’ equity	$3,884,147	$3,850,319

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$171,376	$111,068
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,655	75,601
Stock-based compensation expense	22,512	24,607
Deferred income taxes	8,491	(6,844)
Non-cash interest and other — net	5,190	10,464
Changes in assets and liabilities	(73,432)	1,917
Net cash provided by operating activities	202,792	216,813
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets — net	(58,907)	(65,254)
Proceeds from debt securities and other investments	10,287	23,908
Purchases of debt securities and other investments	(9,760)	(43,049)
Payments and settlements for acquisitions — net of cash acquired	(5,106)	(8,267)
Net cash used in investing activities	(63,486)	(92,662)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility — net	469,282	—
Principal payments of long-term debt	(501,000)	(12,000)
Payments of debt issuance costs	(3,046)	—
Purchase of treasury stock	(104,671)	—
Proceeds from issuance of common stock upon exercise of options	11,826	24,808
Taxes paid related to the net share settlement of stock options and restricted stock	(15,229)	(4,758)
Payments of deferred and contingent consideration for acquisitions	—	(103,872)
Net cash used in financing activities	(142,838)	(95,822)
Effect of exchange rates on cash, cash equivalents and restricted cash	5,786	1,307
Net increase in cash, cash equivalents and restricted cash	2,254	29,636
Cash, cash equivalents and restricted cash — beginning of period	123,715	89,451
Cash, cash equivalents and restricted cash — end of period	$125,969	$119,087

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based child care	Back-up care	Educational advisory services	Total
Three Months Ended September 30, 2025
Revenue	$515,507	$253,372	$33,933	$802,812
Income from operations	16,750	95,332	8,764	120,846
Adjusted income from operations (1)	20,400	95,332	8,764	124,496
As a percentage of revenue	4%	38%	26%	16%

Three Months Ended September 30, 2024
Revenue	$486,567	$201,783	$30,749	$719,099
Income from operations	12,465	70,487	6,444	89,396
Adjusted income from operations	12,465	70,487	6,444	89,396
As a percentage of revenue	3%	35%	21%	12%
(1)For the three months ended September 30, 2025, adjusted income from operations represents income from operations excluding $1.3 million of costs incurred in connection with August 2025 debt refinancing and $2.4 million of net lease termination costs allocated to the full service center-based child care segment.

	Full service center-based child care	Back-up care	Educational advisory services	Total
Nine Months Ended September 30, 2025
Revenue	$1,566,321	$544,654	$88,934	$2,199,909
Income from operations	90,284	162,639	16,247	269,170
Adjusted income from operations (1)	93,934	162,639	16,247	272,820
As a percentage of revenue	6%	30%	18%	12%

Nine Months Ended September 30, 2024
Revenue	$1,477,284	$452,945	$81,638	$2,011,867
Income from operations	66,553	118,063	13,776	198,392
Adjusted income from operations	66,553	118,063	13,776	198,392
As a percentage of revenue	5%	26%	17%	10%
(1)For the nine months ended September 30, 2025, adjusted income from operations represents income from operations excluding $1.3 million of costs incurred in connection with August 2025 debt refinancing and $2.4 million of net lease termination costs allocated to the full service center-based child care segment.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$78,552	$54,905	$171,376	$111,068
Interest expense — net	12,212	11,613	33,118	37,307
Income tax expense	30,082	22,878	64,676	50,017
Depreciation	22,569	19,862	63,910	59,462
Amortization of intangible assets (a)	1,477	2,640	4,745	16,139
EBITDA	144,892	111,898	337,825	273,993
As a percentage of revenue	18%	16%	15%	14%
Additional adjustments:
Stock-based compensation expense (b)	7,526	9,091	22,512	24,607
Other costs (c)	3,650	—	3,650	—
Total adjustments	11,176	9,091	26,162	24,607
Adjusted EBITDA	$156,068	$120,989	$363,987	$298,600
As a percentage of revenue	19%	17%	17%	15%

Income from operations	$120,846	$89,396	$269,170	$198,392
Other costs (c)	3,650	—	3,650	—
Adjusted income from operations	$124,496	$89,396	$272,820	$198,392
As a percentage of revenue	16%	12%	12%	10%

Net income	$78,552	$54,905	$171,376	$111,068
Income tax expense	30,082	22,878	64,676	50,017
Income before income tax	108,634	77,783	236,052	161,085
Amortization of intangible assets (a)	1,477	2,640	4,745	16,139
Stock-based compensation expense (b)	7,526	9,091	22,512	24,607
Other costs (c)	3,650	—	3,650	—
Other interest costs (d)	2,186	—	2,737	—
Adjusted income before income tax	123,473	89,514	269,696	201,831
Adjusted income tax expense (e)	(33,338)	(24,613)	(73,338)	(56,008)
Adjusted net income	$90,135	$64,901	$196,358	$145,823
As a percentage of revenue	11%	9%	9%	7%

Weighted average common shares outstanding — diluted	57,377,773	58,701,618	57,680,543	58,483,404
Diluted adjusted earnings per common share	$1.57	$1.11	$3.40	$2.49

(a)Amortization of intangible assets represents total amortization expense, including $0.1 million and $8.4 million for the three and nine months ended September 30, 2024, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)Stock-based compensation expense represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
(c)Other costs in the three and nine months ended September 30, 2025 consist of $1.3 million related to the August 2025 debt refinancing recorded to selling, general and administrative expenses and net lease termination costs of $2.4 million recorded to cost of services.
(d)Other interest costs in the three months ended September 30, 2025 consist of $1.6 million in interest incurred related to a pre-acquisition obligation, as well as $0.6 million related to the August 2025 debt refinancing, which were recorded to interest expense. Other interest costs in the nine months ended September 30, 2025 consist of $1.6 million in interest incurred related to a pre-acquisition obligation, as well as $1.1 million of debt refinancing costs related to the April 2025 and August 2025 debt refinancings, which were recorded to interest expense.
(e)Adjusted income tax expense represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 27% for the three and nine months ended September 30, 2025 and approximately 28% for the three and nine months ended September 30, 2024. The jurisdictional mix of the expected adjusted income before income tax for the full year will affect the estimated effective tax rate for the year.